Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of C&F Financial Corporation of our reports dated March 1, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of C&F Financial Corporation, appearing in the Annual Report on Form 10-K of C&F Financial Corporation for the year ended December 31, 2021.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

May 9, 2022